EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	Tad Hutcheson
July 26, 2005		tad.hutcheson@airtran.com
678.254.7442

Arne Haak (Financial)		Judy Graham-Weaver
407.318.5187		judy.graham-weaver@airtran.com
678.254.7448

AirTran Holdings Reports Net Income of $11.4 Million or $0.13 Per Share

- Year-to-Date Income of $3.3 Million or $0.04 Per Share -

- Record Revenue of $366.3 Million -

- All-Time Record Passengers and Load Factor -

ORLANDO, Fla. (July 26, 2005)—AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported its results for the second quarter of 2005:

•	Traffic, or revenue passenger miles (RPMs), increased 33.8 percent over the year-earlier period. Capacity, or available seat miles (ASMs), increased 33.3 percent.

•	All-time record passenger count of 4.3 million.

•	Quarterly load factor represents all-time record of 75.7 percent.

•	Non-fuel operating costs per available seat mile (non-fuel CASM) declined by 5.3 percent to 6.20 cents. Operating costs per available seat mile (CASM) increased 6.6 percent due to unprecedented high fuel costs.

“While the competitive environment remains challenging, AirTran Airways achieved record revenues and numbers of passengers during the second quarter, while growing the company over 33 percent. Every member of the AirTran Airways team should be proud today,” said Joe Leonard, chairman and chief executive officer.

Robert Fornaro, president and chief operating officer, remarked, “During the second quarter, AirTran Airways took delivery of three Boeing 737-700 and two Boeing 717 aircraft bringing our fleet to 97 aircraft. As we continue to grow, we are confident that the 737 aircraft will produce consistent operating results, building on the efficiency and reliability of our 717 fleet, while providing even greater value to our customers.”

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AirTran Holdings Reports Record Second Quarter Revenues

Second quarter 2005 net income was $11.4 million or $0.13 per diluted share compared to second quarter 2004 net income of $16.8 million or $0.18 per diluted share. Non-fuel operating cost per ASM decreased 5.3 percent during the 2005 quarter to 6.20 cents.

Stan Gadek, senior vice president of finance and chief financial officer, said, “While we achieved a significant reduction in non-fuel unit costs for the quarter, the impact of record high fuel prices offset these gains. We must continue to work towards our goal of enhancing our position as one of the most efficient and cost effective operators in the business.”

Highlights for the quarter include:

•	Took delivery of three new Boeing 737 and two Boeing 717 aircraft, increasing our fleet to 97 aircraft.

•	Closed on new financing for aircraft pre-delivery deposits for 2005.

•	Initiated new service to Indianapolis, Charlotte and Richmond.

•	Enhanced service to Fort Lauderdale, Fort Myers, Sarasota/Bradenton, Atlanta, Philadelphia, Las Vegas, Flint, Akron/Canton, and Baltimore.

•	Received authority to initiate service to Cancun, Mexico.

•	Broke previous daily enplanement record three times during the second quarter.

•	Announced the ratification of a contract agreement with the Association of Flight Attendants- CWA, AFL-CIO.

•	Reached a one-year contract agreement with the International Brotherhood of Teamsters for our stock clerks.

•	Received top FAA recognition for maintenance excellence for the 10th consecutive year.

•	Sponsored the Andretti Green Racing team in three races, including the Indianapolis 500 where team driver Dan Wheldon took the championship.

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 10:00 a.m. Eastern. A live broadcast of the conference call will be available via the internet at airtran.com.

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AirTran Holdings Reports Record Second Quarter Revenues

AirTran Airways, one of America’s largest low-fare airlines with 6,400 friendly, professional Crew Members, operates over 500 daily flights to 47 destinations. The airline’s hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways recently added the fuel-efficient Boeing 737-700 aircraft to create America’s youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2004. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

# # #

* Attached: Consolidated Statements of Operations *

AirTran Holdings, Inc.

Consolidated Statements of Income

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended June 30,		Percent Change
	2005	2004
Operating Revenues:
Passenger	$353,705	$265,944	33.0
Cargo	1,100	—	—
Other	11,518	9,060	27.1

Total operating revenues	366,323	275,004	33.2

Operating Expenses:
Salaries, wages and benefits	80,107	66,312	20.8
Aircraft fuel	108,265	54,914	97.2
Aircraft rent	47,789	36,099	32.4
Distribution	17,935	13,401	33.8
Maintenance, materials and repairs	25,683	18,215	41.0
Landing fees and other rents	20,684	16,201	27.7
Aircraft insurance and security services	5,958	5,818	2.4
Marketing and advertising	8,130	6,633	22.6
Depreciation	4,502	3,303	36.3
Other operating	27,734	23,090	20.1

Total operating expenses	346,787	243,986	42.1

Operating Income	19,536	31,018	(37.0)

Other (Income) Expense:
Interest income	(2,572)	(1,134)	—
Interest expense	4,860	5,077	(4.3)

Other (income) expense, net	2,288	3,943	(42.0)

Income Before Income Taxes	17,248	27,075	(36.3)
Income tax expense	5,889	10,289	(42.8)

Net Income	$11,359	$16,786	(32.3)

Earnings per Common Share
Basic	$0.13	$0.20	(35.0)
Diluted	$0.13	$0.18	(27.8)
Weighted-average Shares Outstanding
Basic	86,980	84,930	2.4
Diluted	100,781	101,137	(0.4)

EBITDA	$24,038	$34,321	(30.0)
Operating margin	5.3%	11.3%	(6.0	)pts.
Net margin	3.1%	6.1%	(3.0	)pts.

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	Three Months Ended June 30,				Percent Change
	2005		2004
Second Quarter Statistical Summary:
Revenue passengers	4,295,783		3,427,809		25.3
Revenue passenger miles (000s)	2,909,512		2,175,046		33.8
Available seat miles (000s)	3,844,783		2,884,874		33.3
Block hours	94,991		75,182		26.3
Passenger load factor	75.7%		75.4%		0.3	pts.
Break-even load factor	72.0%		67.7%		4.3	pts.
Average fare	$82.34		$77.58		6.1
Average yield per RPM	12.16	¢	12.23	¢	(0.6)
Passenger revenue per ASM	9.20	¢	9.22	¢	(0.2)
Operating cost per ASM	9.02	¢	8.46	¢	6.6
Fuel price neutral cost per ASM	8.03	¢	8.46	¢	(5.1)
Non-fuel operating cost per ASM	6.20	¢	6.55	¢	(5.3)
Average cost of aircraft fuel per gallon	169.98	¢	110.00	¢	54.5
Gallons of fuel burned	63,693,929		49,922,581		27.6
Weighted-average number of aircraft	94		76		23.7

AirTran Holdings, Inc.

Consolidated Statements of Income

(In thousands, except per share data and statistical summary)

(Unaudited)

	Six Months Ended June 30,		Percent Change
	2005	2004
Operating Revenues:
Passenger	$642,841	$499,447	28.7
Cargo	1,696	—	—
Other	21,493	16,963	26.7

Total operating revenues	666,030	516,410	29.0

Operating Expenses:
Salaries, wages and benefits	158,440	129,154	22.7
Aircraft fuel	193,703	106,454	82.0
Aircraft rent	92,371	72,035	28.2
Distribution	33,186	25,349	30.9
Maintenance, materials and repairs	48,973	37,225	31.6
Landing fees and other rents	38,726	30,074	28.8
Aircraft insurance and security services	11,211	11,132	0.7
Marketing and advertising	17,646	14,235	24.0
Depreciation	8,820	6,187	42.6
Other operating	52,859	43,271	22.2

Total operating expenses	655,935	475,116	38.1

Operating Income	10,095	41,294	(75.6)

Other (Income) Expense:
Interest income	(4,919)	(2,138)	—
Interest expense	9,803	9,724	0.8

Other (income) expense, net	4,884	7,586	(35.6)

Income Before Income Taxes	5,211	33,708	(84.5)
Income tax expense	1,881	12,809	(85.3)

Net Income	$3,330	$20,899	(84.1)

Earnings per Common Share
Basic	$0.04	$0.25	(84.0)
Diluted	$0.04	$0.23	(82.6)
Weighted-average Shares Outstanding
Basic	86,862	84,607	2.7
Diluted	89,347	89,214	0.1

EBITDA	$18,915	$47,481	(60.2)
Operating margin	1.5%	8.0%	(6.5	)pts.
Net margin	0.5%	4.0%	(3.5	)pts.

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	Six Months Ended June 30,				Percent Change
	2005		2004
Six Month Statistical Summary:
Revenue passengers	7,853,492		6,404,894		22.6
Revenue passenger miles (000s)	5,359,293		4,093,583		30.9
Available seat miles (000s)	7,318,781		5,683,654		28.8
Block hours	183,172		150,039		22.1
Passenger load factor	73.2%		72.0%		1.2	pts.
Break-even load factor	72.7%		67.2%		5.5	pts.
Average fare	$81.85		$77.98		5.0
Average yield per RPM	11.99	¢	12.20	¢	(1.7)
Passenger revenue per ASM	8.78	¢	8.79	¢	(0.1)
Operating cost per ASM	8.96	¢	8.36	¢	7.2
Fuel price neutral cost per ASM	8.12	¢	8.36	¢	(2.9)
Non-fuel operating cost per ASM	6.32	¢	6.49	¢	(2.6)
Average cost of aircraft fuel per gallon	159.46	¢	108.79	¢	46.6
Gallons of fuel burned	121,477,469		97,855,880		24.1
Weighted-average number of aircraft	92		75		22.7

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months and Six Months Ended June 30, 2005 and 2004

Pursuant to Regulation G of the Securities and Exchange Commission, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a basis consistent with U.S. Generally Accepted Accounting Principles (GAAP). Our disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA), non-fuel operating cost (Non-fuel CASM) and fuel price neutral cost per available seat mile (Fuel price neutral CASM), are believed to be consistent with financial measures reported by other airlines and are comparable to financial measures required in our submission to the United States Department of Transportation. Additionally, these financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis. Both the cost and availability of fuel are subject to many economic and political factors and are beyond the control of management.

AirTran Holdings, Inc.

Reconciliation of GAAP Financial Information to

Non-GAAP Financial Information

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
The following table reconciles net income to EBITDA:
Net Income	$11,359	$16,786	$3,330	$20,899
Add back:
Income tax expense	5,889	10,289	1,881	12,809
Other (income) expense, net	2,288	3,943	4,884	7,586
Depreciation	4,502	3,303	8,820	6,187

EBITDA	$24,038	$34,321	$18,915	$47,481

The following table shows the calculation of non-fuel operating cost per ASM:
Total operating expenses	$346,787	$243,986	$655,935	$475,116
ASMs (000)	3,844,783	2,884,874	7,318,781	5,683,654
Operating cost per ASM (cents)	9.02	8.46	8.96	8.36

Total operating expenses	$346,787	$243,986	$655,935	$475,116
Less: aircraft fuel	(108,265)	(54,914)	(193,703)	(106,454)

Non-fuel operating cost	$238,522	$189,072	$462,232	$368,662

ASMs (000)	3,844,783	2,884,874	7,318,781	5,683,654
Non-fuel operating cost per ASM (cents)	6.20	6.55	6.32	6.49

The following table shows the calculation of fuel price neutral cost per ASM:
Gallons of fuel burned	63,693,929		121,477,469
Prior year cost of fuel (cents/gallon)	110.00		108.79
Total operating expenses	$346,787		$655,935
Aircraft fuel based on prior year price	70,063		132,155
Aircraft fuel for current period	(108,265)		(193,703)

Adjusted total operating expenses	$308,585		$594,387

ASMs (000)	3,844,783		7,318,781
Fuel-neutral cost per ASM (cents)	8.03		8.12